Exhibit 10.3

2019 Bill White Bonus Compensation Plan

On-target bonus compensation for 2019 shall be 35% of salary. 75% of the on-target bonus will be a cash component based upon the percentage of 2019 budgeted EBITDA achieved. 25% of the on-target bonus will be a discretionary award of Restricted Stock Units (RSUs) from the 2015 Omnibus Incentive Plan, as amended, based on the percentage completion of the targets listed in Appendix A.

For the avoidance of doubt, if the on-target bonus were $75,000, and all targets are achieved, then:

●	$56,250 would be the cash component
●	$18,750 would be the value of the RSUs awarded

The percentage payout for the cash component will be based on the percentage of EBITDA target achieved in the following table:

Budgeted EBITDA Loss	Percentage of EBITDA Target	Minimum Additional EBITDA	Percentage of On-Target Bonus Paid
	Less than 90%		0%
	90% - 94.99%	$ (229,889.00)	25%
	95% - 99.99%	$ (114,944.50)	90%
$ (2,298,890)	100% - 104.99%	$ -	100%
	105% - 109.99%	$ 114,944.50	105%
	110% - 114.99%	$ 229,889.00	110%
	115% - 119.99%	$ 344,833.50	115%
	120% - 124.99%	$ 459,778.00	125%
	125% - 129.99%	$ 574,722.50	150%
	130% and Greater	$ 689,667.00	175%

	On-Target
	Indicates EBITDA Positive in Q4 2019

All EBITDA targets are net of the bonus expense.

●	The EBITDA will be determined by Management as part of the 2019 year-end close with final determination to be made by the Board
●	The bonus amount will be confirmed by the board no later than the March 2020 Board meeting, payable on the next payroll date.
●	The executive team member must be an active employee on the date of payment in order to receive the bonus

Signature	/s/ Bill White	Date 5/1/2019

Intellicheck, Inc – Company Confidential

Appendix A

Bill White

1.	Implement ContractSafe with all contracts current by end of Q3 2019
2.	Reduce time to onboard Age ID clients by 50% by 08/31/2019
3.	Billing process documented with development plan created to streamline and automate by end of June 2019, with implementation completed no later than September 31 2019

Intellicheck, Inc – Company Confidential